UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2008

OCCULOGIX, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	000 51030 (Commission File Number)	59-343-4771 (IRS Employer Identification No.)

2600 Skymark Avenue, Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(Address of principal executive offices)

  Registrant’s telephone number, including area code:  (905) 602-0887

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 28, 2008, the NASDAQ Listing Qualifications Panel (the “Panel”) notified OccuLogix, Inc. (the “Company”) that the Panel has approved the transfer of the listing of the Company’s common stock from The NASDAQ Global Market to The NASDAQ Capital Market, effective at the opening of business on July 30, 2008.  The Company had made a request for the transfer to the Panel on June 27, 2008.

The Panel’s grant of the Company’s request for the transfer of its listing to The NASDAQ Capital Market is subject to the condition that, on or before August 29, 2008, the Company disclose, in a Current Report on Form 8-K, pro forma financial statements evidencing stockholders’ equity of at least $2,500,000 or demonstrate compliance with one of NASDAQ’s alternative listing criteria and the further condition that, on or before September 16, 2008, the Company inform the Panel that the Company’s common stock has evidenced a closing bid price of $1.00 or more for a minimum of ten consecutive trading days.  The Company’s listing on The NASDAQ Capital Market is also contingent upon the successful completion of an application and review process.  The Company intends to submit its transfer application to NASDAQ on or prior to August 4, 2008.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of OccuLogix, Inc. dated July 29, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCULOGIX, INC.
Date: July 29, 2008	By:	/s/Suh Kim
Suh Kim General Counsel